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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             DIGITAL SOLUTIONS, INC.

To:      Secretary of State
         State of New Jersey

     Pursuant to the Provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Amended and Ret\stated Certificate of Incorporation:


     1.   The name of the corporation is Digital Solutions, Inc.

     2. The following amendment to the Amended and Restated Certificate of Incorporation was unanimously approved by the Board of Directors and thereafter duly adopted by a majority of the shareholders of the corporation at a Special Meeting of Shareholders held on the 17th day of December, 1998:

          Resolved, that Article FIRST of the Amended and Restated Certificate of Incorporation be amended to read as follows:

                  "FIRST: The name of the corporation is "TeamStaff, Inc."

     3. The only class of securities of the corporation entitled to vote upon the amendment was the Common Stock. The number of shares of Common Stock entitled to vote upon the amendment was 19,356,833.

     4. The number of shares voting for and against such amendment is as follows:

          Number of Shares Voting For            Number of Shares Voting Against
          Amendment                              Amendment
          ---------------------------            -------------------------------
          12,320,088                                          235,640


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation as of the 8th day of February, 1999.

DIGITAL SOLUTIONS, INC.                        DIGITAL SOLUTIONS, INC.


By: /s/ Donald W. Kappauf                      By:  /s/  Donald T. Kelly
----------------------------                   --------------------------
Donald W. Kappauf, President                   Donald T. Kelly, Secretary